Exhibit 4.2

Supplemental Indenture

SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of December 12, 2014, by and among 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), New Red Finance, Inc., a Delaware corporation (the “Co-Issuer”, and together with the Issuer, the “Issuers”), the parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary”) and Wilmington Trust, National Association, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuers, the Trustee and the Collateral Agent have heretofore executed and delivered an indenture dated as of October 8, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $2,250,000,000 of 6.00% Second Lien Senior Secured Notes due 2022 (the “Notes”) of the Issuers;

WHEREAS, the Indenture provides that the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Effective upon the Escrow Release Date, each of the Guaranteeing Subsidiaries hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guarantors shall be given as provided in the Indenture, at the address for the Guarantors set forth in the Indenture.

SECTION 3.2. Merger, Amalgamation and Consolidation. Each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(g) of the Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Acknowledged by:

1011778 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

NEW RED FINANCE, INC.

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

BLUE HOLDCO 1, LLC
BLUE HOLDCO 2, LLC
BLUE HOLDCO 3, LLC
BURGER KING WORLDWIDE, INC.
BURGER KING HOLDCO LLC
BURGER KING CAPITAL HOLDINGS, LLC
BURGER KING CAPITAL FINANCE, INC.
BURGER KING HOLDINGS, INC.
BURGER KING CORPORATION
BK ACQUISITION, INC.
BK CDE, INC.
BK WHOPPER BAR, LLC
BURGER KING INTERAMERICA, LLC
BURGER KING SWEDEN INC.
DISTRON TRANSPORTATION SYSTEMS, INC.
MOXIE’S, INC.
THE MELODIE CORPORATION
TPC NUMBER FOUR, INC.
TQW COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

Signature Page to Supplemental Indenture

THD NEVADA LLC
THD DELAWARE LLC
TIM DONUT U.S. LIMITED, INC.
SBFD HOLDING CO.
TIM HORTONS USA INC.
TIM HORTONS (NEW ENGLAND), INC.
THD COFFEE CO.
TIM HORTONS DELAWARE LIMITED PARTNERSHIP
TULLER INVESTMENT PARTNERSHIP

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

1014364 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

1014369 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

1019334 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

Signature Page to Supplemental Indenture

1016869 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

1016893 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

1016864 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

1016872 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

1016878 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

1016883 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

Signature Page to Supplemental Indenture

1017358 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

P11 LIMITED PARTNERSHIP

By:	1014364 B.C. Unlimited Liability Company
Its:	General Partner

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

P22 LIMITED PARTNERSHIP

By:	1014364 B.C. Unlimited Liability Company
Its:	General Partner

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

P33 LIMITED PARTNERSHIP

By:	1014364 B.C. Unlimited Liability Company
Its:	General Partner

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

Signature Page to Supplemental Indenture

P44 LIMITED PARTNERSHIP

By:	1014364 B.C. Unlimited Liability Company
Its:	General Partner

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

P55 LIMITED PARTNERSHIP

By:	1014364 B.C. Unlimited Liability Company
Its:	General Partner

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Secretary

TIM HORTONS INC.

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

1021678 ALBERTA ULC

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

BARHAV DEVELOPMENTS LIMITED

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

Signature Page to Supplemental Indenture

GRANGE CASTLE HOLDINGS LIMITED

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

1485525 ALBERTA LTD.

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

FRUITION MANUFACTURING LIMITED

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

GPAIR LIMITED

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

THE TDL GROUP CO. / GROUPE TDL CIE

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

Signature Page to Supplemental Indenture

THE TDL GROUP CO., IN ITS CAPACITY AS A PARTNER OF THE TDL GROUP

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

THE TDL GROUP CORP., IN ITS
CAPACITY AS A PARTNER OF THE TDL GROUP

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

THE TDL GROUP CORP. / GROUPE TDL CORPORATION

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

THE TDL MARKS CORPORATION / LES MARQUES DE TDL CORPORATION

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

THE TDL GROUP CO., IT ITS CAPACITY AS A PARTNER OF TIM’S REALTY PARTNERSHIP

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

Signature Page to Supplemental Indenture

1021678 ALBERTA ULC, IN ITS CAPACITY AS A PARTNER OF TIM’S REALTY PARTNERSHIP

By:	/s/ Jill M. Granat
Name:	Jill M. Granat
Title:	Senior Executive Vice President, General Counsel, Secretary

Signature Page to Supplemental Indenture

BURGER KING CANADA HOLDINGS INC./PLACEMENTS BURGER KING CANADA INC.

By:	/s/ Timothy Brinkley
Name:	Timothy Brinkley
Title:	President and Treasurer

BURGER KING SASKATCHEWAN HOLDINGS INC.

By:	/s/ Timothy Brinkley
Name:	Timothy Brinkley
Title:	President and Treasurer

Signature Page to Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

Signature Page to Supplemental Indenture